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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 MORGAN STANLEY
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 36-3145972
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(State of Incorporation or Organization)     (IRS Employer Identification no.)

   1585 Broadway, New York, New York                       10036
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 (Address of Principal Executive Offices)                (Zip Code)

If this Form relates to the                 If this Form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section 12(b)        securities pursuant to Section 12(g)
of the Exchange Act and is effective        of the Exchange Act and is effective
pursuant to General Instruction             pursuant to General Instruction
A.(c), please check the following           A.(d), please check the following
box. |X|                                    box. |_|

Securities Act registration statement file number to which this form relates:
333-106789

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
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Global Medium-Term Notes, Series C, 1.5%    THE AMERICAN STOCK EXCHANGE LLC
Exchangeable Notes due December 30, 2010

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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     Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Global Medium-Term Notes, Series C, 1.5% Exchangeable Notes due December 30, 2010 (Exchangeable for Shares of Common Stock of Exxon Mobil Corporation) (the "Notes"). A description of the Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-106789) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated August 26, 2003 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Notes contained in the pricing supplement dated November 20, 2003 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the Notes.





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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           MORGAN STANLEY
                                           (Registrant)


Date: November 20, 2003                    By: /s/ Martin M. Cohen
                                              ---------------------------------
                                              Martin M. Cohen
                                              Assistant Secretary and Counsel





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                               INDEX TO EXHIBITS



Exhibit No.                                                          Page No.

4.1    Proposed form of Global Note evidencing the Notes               A-1









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